Exhibit 99.1

Kaiser Aluminum Corporation Reports
First Quarter 2012 Financial Results

First Quarter Highlights:

•	Record Value Added Revenue of $195 Million on Strong Aerospace and Automotive Demand

•	Record Adjusted EBITDA of $44 Million; 23% of Value Added Revenue

•	Improved Pricing Environment; Solid Execution and Throughput

•	Well Positioned for Future Capacity Expansion to Support Robust Demand Growth

FOOTHILL RANCH, Calif., April 25, 2012 - Kaiser Aluminum Corporation (NASDAQ:KALU) today reported net income of $27 million or $1.38 earnings per diluted share for the first quarter 2012 compared to $6 million, or $0.33 per diluted share for the fourth quarter 2011 and $11 million, or $0.57 earnings per diluted share for the prior year first quarter. Excluding the impact of non-run-rate items, adjusted net income was $21 million or $1.09 per diluted share for the first quarter 2012, reflecting significant improvement compared to adjusted net income of $10 million or $0.52 per diluted share and $8 million or $0.41 per diluted share in the fourth quarter 2011 and the first quarter 2011, respectively.

Value added revenue of $195 million for the first quarter 2012 increased 17% compared to the fourth quarter 2011 and increased $38 million or 24% from the prior year first quarter, reflecting strong year-over-year aerospace demand growth, seasonal strength, service center restocking and good throughput and execution at the Company's facilities. Adjusted consolidated EBITDA was $44 million or 23% of value added revenue compared to adjusted consolidated EBITDA of $30 million or 18% of value added revenue for the fourth quarter 2011, reflecting significant improvement compared to adjusted consolidated EBITDA of $23 million or 15% of value added revenue for the prior year quarter. Adjusted consolidated EBITDA and EBITDA margin for the first quarter 2012 reflect higher value added revenue, an improved pricing environment and lower contained metal costs.

Summary

“We are very pleased with the step change in our first quarter financial results that included record value added revenue, adjusted EBITDA and EBITDA margin driven by higher volume and improved pricing,” said Jack A. Hockema, President, CEO and Chairman. “While favorable market conditions in the first quarter contributed to our very strong results, our performance also reinforces the growth potential for our business over the longer term.”

“As we look forward, we remain very optimistic about our near-term and long-term prospects, particularly as end market demand continues to improve. We are well positioned to capitalize on improving demand given there is still significant benefit yet to be realized from the growth initiatives and investments we have made in recent years to increase capacity, improve efficiency and quality and expand our product offering. In addition, we are able to support future capital expansion as needed to keep pace with expected demand growth for aerospace and automotive applications,” added Mr. Hockema.

First Quarter 2012 Consolidated Results
(Non GAAP, Unaudited)*
($mm, except shipments, realized price and per share amounts)

	Quarter
	1Q12	4Q11	1Q11

Net Sales	$365	$318	$323
Shipments (mm lbs)	157	137	144
Value Added Revenue[1]	$195	$167	$157

Realized Price ($/lb)
Contained Metal	$1.09	$1.10	$1.15
Value Added Revenue	$1.24	$1.22	$1.09
Total	$2.33	$2.32	$2.24

Adjusted EBITDA[2]	$44	$30	$23
Depreciation and Amortization	$(6)	$(6)	$(6)

Operating Income before operating NRR[3]	$38	$24	$17

Operating Non-Run-Rate Items	$8	$(8)	$3
Reported Operating Income[4]	$46	$16	$20
Net Income	$27	$6	$11

EPS (diluted, GAAP)	$1.38	$0.33	$0.57
Adjusted EPS[5]	$1.09	$0.52	$0.41

1Value added revenue = Fabricated Products net sales less hedged cost of alloyed metal
2Operating Income (before operating NRR items) plus depreciation and amortization
3NRR = Non-run-rate
4Totals may not sum due to rounding
5Estimated EPS excluding total NRR items (net of tax)
*Please refer to GAAP financial statements

Consolidated operating income excluding the impact of operating non-run-rate items was $38 million for the first quarter 2012, up from $24 million in the fourth quarter 2011 and more than double the $17 million reported in the first quarter 2011. Consolidated operating income as adjusted for operating non-run-rate items reflected higher value added revenue driven by stronger demand across end market applications, solid execution and throughput, an improved pricing environment and the benefit of leveraging increased capacity and efficiency improvements.

Consolidated operating income as reported in the first quarter 2012 included approximately $3 million of non-cash, mark-to-market gains primarily related to metal hedging positions.

Cash flow in the first quarter remained strong, with adjusted consolidated EBITDA funding cash requirements for operations and internal growth. Total liquidity at March 31, 2012 was approximately $350 million, including cash of $77 million and borrowing availability under the Company's revolving credit facility of $270 million.

Outlook

“We continue to expect robust long-term demand growth for our aerospace and high strength applications driven by increasing build rates, larger airframes, and monolithic design. While we expect strong demand to continue in the second quarter, we anticipate our value added revenue for these applications will be inhibited by planned outages related to the capacity expansion project at our Trentwood facility,” said Mr. Hockema.

“We also continue to be optimistic regarding our automotive opportunities as we have seen significant year-over-year growth driven by higher build rates and the trend toward increasing aluminum extrusion content. With respect to our general engineering applications, demand continues to reflect a slow-but-steady recovery in the general industrial economy. Although the first quarter reflected restocking to replenish service center inventories following several quarters of destocking, we do not expect this to continue in the second quarter,” said Mr. Hockema.

“We anticipate our value added revenue and adjusted EBITDA in the second quarter will reflect a step change year-over-year, but at a level 5% - 10% less than the first quarter, primarily due to service center inventory swings and to planned outages of certain equipment as we expand capacity to support the expected demand growth in aerospace and high strength applications. Overall, following our strong first quarter results and our expectation of continued strong market conditions, we now expect value added revenue in the first half of 2012 will be up 15% to 20% from the first half 2011,” concluded Mr. Hockema.

Conference Call

Kaiser Aluminum Corporation will host a conference call on April 26, 2012, at 10:00am (Pacific Time); 12:00pm (Central Time); 1:00pm (Eastern Time), to discuss first quarter 2012 results. To participate, the conference call can be directly accessed from the U.S. and Canada at (800) 946-0786, and accessed internationally at (719) 785-9446.
A link to the simultaneous webcast can be accessed on the Company's website at http://investors.kaiseraluminum.com/events.cfm. A copy of a presentation will be available for download prior to the call and an audio archive will be available on the Company's website following the call.

Company Description

Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company's North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of the culture since the Company was founded in 1946. The Company's stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information

For more information, please visit the Company's website at www.kaiseraluminum.com. The website includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC's website at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company's annual stockholders' meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the Company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying tables.

The non-GAAP financial measures used within this earnings release are operating income, EBITDA, net income and earnings per diluted share, excluding non-run-rate items. These measures are presented because management uses this information to monitor and evaluate financial results and trends and believes this information to also be useful for investors.

Forward-Looking Statements

This press release contains statements based on management's current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. Kaiser Aluminum cautions that such forward-looking statements are not guarantees of future performance or events and involve significant risks and uncertainties and actual events may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. These factors include: (a) material adverse changes in economic or industry conditions generally, including global financial markets; (b) our inability to achieve the level of growth or other benefits anticipated by management, including those anticipated from our acquisitions and other strategic investments; (c) increases in our costs, including the cost of energy, raw materials and freight costs, which we are unable to pass through to our customers; (d) changes in the markets served by the Company, including aerospace, defense, general engineering, automotive, distribution and other markets, including changes impacting the volume, price or mix of products sold by the Company and the Company's ability to flex production consistent with changing demand levels; (e) the Company's ability to lower energy costs, realize manufacturing efficiencies and complete its expansion and organic growth projects, equipment and facility upgrades to improve manufacturing and cost efficiencies and product expansions as planned and by targeted completion dates; (f) unfavorable changes in laws or regulations that impact our operations and results; (g) the outcome of contingencies, including legal proceedings, government investigations and environmental remediation; and (h) other risk factors summarized in the Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2011. As more fully described in these reports, “non-run-rate” items are items that, while they may occur from period to period, are particularly material to results, impact costs primarily as a result of external market factors and may not occur in future periods if the same level of underlying performance were to occur. All information in this release is as of the date of the release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Investor Relations Contact:                    Public Relations Contact:
Melinda C. Ellsworth                         Dave Quast
Kaiser Aluminum Corporation                    FTI Consulting
(949) 614-1757                             (213) 452-6348

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
STATEMENTS OF CONSOLIDATED INCOME (1)

	Quarter Ended
	March 31,
	2012	2011
	(Unaudited)
	(In millions of dollars, except share and per share amounts)
Net sales	$365.4	$322.6
Costs and expenses:
Cost of products sold:
Cost of products sold, excluding depreciation, amortization and other items	295.0	280.9
Depreciation and amortization	6.3	6.3
Selling, administrative, research and development, and general	17.9	15.6
Total costs and expenses	319.2	302.8
Operating income	46.2	19.8
Other (expense) income:
Interest expense	(4.1)	(4.5)
Other income (expense), net	0.7	1.7
Income before income taxes	42.8	17.0
Income tax provision	(16.3)	(6.2)
Net income	$26.5	$10.8
Earnings per common share, Basic:
Net income per share	$1.39	$0.57
Earnings per common share, Diluted[2]:
Net income per share	$1.38	$0.57
Weighted-average number of common shares outstanding (in thousands):
Basic	19,059	18,950
Diluted[2]	19,161	19,161

[1]	Please refer to the Company's Form 10-Q for the quarter ended March 31, 2012, for additional detail regarding the items in the table.

[2]	Diluted shares are calculated using the treasury stock method.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
SELECTED OPERATIONAL AND FINANCIAL INFORMATION (1)
(Unaudited)

	Quarter Ended March 31,
	2012	2011
	(In millions of dollars, except shipments and average sales price)
Shipments (mm lbs)	156.7	144.1
Average Realized Third-Party Sales Price (per pound)[2]	$2.33	$2.24
Net Sales	$365.4	$322.6

Segment Operating Income (Loss):
Fabricated Products[3,4]	$54.1	$27.0
All Other[5]	(7.9)	(7.2)
Total Operating Income	$46.2	$19.8
Income tax provision	$(16.3)	$(6.2)
Net Income	$26.5	$10.8
Capital Expenditures	$9.0	$6.2

[1]	Please refer to the Company's Form 10-Q for the quarter ended March 31, 2012, for additional detail regarding the items in the table.

[2]
Average realized prices for our Fabricated Products segment are subject to fluctuations due to changes in product mix as well as underlying primary aluminum prices and are not necessarily indicative of changes in underlying profitability.

[3]
Operating results in the Fabricated Products segment for the quarters ended March 31, 2012 and March 31, 2011 include non-cash last-in, first-out (“LIFO”) inventory (benefits) charges of $(2.9) and $14.9, respectively.

[4]
Fabricated Products segment results for the quarter ended March 31, 2012 include non-cash mark-to-market gains (losses) on primary aluminum, natural gas and electricity hedging activities totaling $5.2 million, $(1.2) million and $(0.9) million, respectively. Fabricated Products segment results for the quarter ended March 31, 2011 include non-cash mark-to-market gains on primary aluminum and natural gas hedging activities totaling $3.1 million and $1.2 million, respectively.

[5]	Operating results in All Other represent operating expenses in the Corporate business unit.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS (1)

	March 31, 2012	December 31, 2011
	(Unaudited)
	(In millions of dollars, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$77.3	$49.8
Receivables:
Trade, less allowance for doubtful receivables of $0.9 at March 31, 2012 and December 31, 2011	130.1	98.9
Other	1.3	1.2
Inventories	198.2	205.7
Prepaid expenses and other current assets	75.3	78.9
Total current assets	482.2	434.5
Property, plant, and equipment – net	370.8	367.8
Net asset in respect of VEBA	213.4	144.7
Deferred tax assets – net	186.9	226.9
Intangible assets – net	36.8	37.2
Goodwill	37.2	37.2
Other assets	63.0	72.3
Total	$1,390.3	$1,320.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$65.4	$62.2
Accrued salaries, wages, and related expenses	31.6	30.9
Other accrued liabilities	42.6	41.0
Payable to affiliate	22.4	14.4
Long-term debt-current portion	1.7	1.3
Total current liabilities	163.7	149.8
Net liability in respect of VEBA	20.4	20.6
Long-term liabilities	116.1	126.0
Cash convertible senior notes	149.8	148.0
Other long-term debt	3.0	3.4
Total liabilities	453.0	447.8
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized at both March 31, 2012 and December 31, 2011; no shares were issued and outstanding at March 31, 2012 and December 31, 2011	—	—
Common stock, par value $0.01, 90,000,000 shares authorized at both March 31, 2012 and at December 31, 2011; 19,290,841 shares issued and outstanding at March 31, 2012 and 19,253,185 shares issued and outstanding at December 31, 2011	0.2	0.2
Additional capital	1,007.9	998.4
Retained earnings	106.5	84.4
Common stock owned by Union VEBA subject to transfer restrictions, at reorganization value, 881,010 shares at March 31, 2012 and 2,202,495 shares at December 31, 2011	(21.1)	(52.9)
Treasury stock, at cost, 1,724,606 shares at March 31, 2012 and December 31, 2011	(72.3)	(72.3)
Accumulated other comprehensive loss	(83.9)	(85.0)
Total stockholders’ equity	937.3	872.8
Total	$1,390.3	$1,320.6

1	Please refer to the Company's Form 10-Q for the quarter ended March 31, 2012 for additional detail regarding the items in the table.

Reconciliation of Non-GAAP Measures - Consolidated
(Unaudited)

	Quarter Ended
	March 31
	2012	2011
	(In millions of dollars, except share and per share amounts)
GAAP operating income	$46.2	$19.8
Mark-to-market gains	3.1	4.3
Other operating NRR income (expense) items[1,2]	5.2	(1.2)
Operating income, excluding operating NRR items	37.9	16.7
Depreciation and Amortization	6.3	6.3
Adjusted EBITDA[3]	$44.2	$23.0

GAAP net income	$26.5	$10.8
Operating NRR Items	(8.3)	(3.1)
NRR mark-to-market on convertible bond and related call option	(0.5)	(1.7)
Tax impact of total NRR Items	3.2	1.9
Net income, excluding total NRR Items (net of tax)	$20.9	$7.9

Earnings per diluted share (GAAP)	$1.38	$0.57
Earnings per diluted share, excluding total NRR items	$1.09	$0.41

[1]	Other operating non-run-rate items primarily represent adjustments to plant-level LIFO in the Fabricated
Products segment and non-cash net periodic benefit income related to the VEBAs in All Other.

2    NRR is an abbreviation for Non-Run-Rate; NRR items are pre-tax.

3    Adjusted EBITDA equals preliminary operating income excluding operating non-run-rate items, plus depreciation and amortization.